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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 8, 2000, except for Footnote N which is dated March 8, 2000 relating to the financial statements of Be Free, Inc. and its subsidiaries, which appears in Be Free, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.





PricewaterhouseCoopers LLP

Boston, Massachusetts
March 31, 2000